Exhibit 10.1

Execution Version

SEVENTH AMENDMENT TO

CREDIT AGREEMENT

dated as of

March 31, 2014

among

PETROQUEST ENERGY, INC.,

as Parent,

PETROQUEST ENERGY, L.L.C.,

as Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

WELLS FARGO BANK, N.A.,

as Syndication Agent,

and

CAPITAL ONE, N.A.,

as Documentation Agent

J.P. MORGAN SECURITIES LLC,

as Lead Arranger

SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”) dated as of March 31, 2014, is among PETROQUEST ENERGY, INC., a Delaware corporation, as the Parent, PETROQUEST ENERGY, L.L.C., a Louisiana limited liability company, as the Borrower, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.

R E C I T A L S

WHEREAS, the Parent, the Borrower, Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 2, 2008, as amended by that certain First Amendment to Credit Agreement dated as of March 24, 2009, that certain Second Amendment to Credit Agreement dated as of September 30, 2009, that certain Third Amendment to Credit Agreement dated as of August 5, 2010, that certain Fourth Amendment to Credit Agreement dated as of October 3, 2011, that certain Fifth Amendment to Credit Agreement dated as of March 29, 2013 and that certain Sixth Amendment to Credit Agreement dated as of June 19, 2013 (as otherwise amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and extensions of credit for the account of the Borrower; and

WHEREAS, the Borrower has requested, among other things, that (a) the negative covenant regarding Swap Agreements contained in Section 9.18 of the Credit Agreement and other provisions related to such covenant be amended on the terms and as further described herein, (b) the Borrowing Base be reaffirmed at $200,000,000 and (c) the Credit Agreement be further amended as more particularly set forth herein; and

WHEREAS, the Borrower has requested that Bank of America, N.A. and The Bank of Nova Scotia (the foregoing financial institutions collectively referred to as “New Lenders” and, each individually, a “New Lender”) become new Lenders under the Credit Agreement with Maximum Credit Amounts as shown on Annex I to the Credit Agreement (as replaced in its entirety by Annex I attached hereto; for the purposes of this Seventh Amendment, every reference to “Lender” herein shall be deemed to include each New Lender).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein (including, without limitation, in the preamble and recitals) but not otherwise defined herein has the meaning given such term in the Credit Agreement, including, to the extent the context so requires, after giving effect to the amendments to the Credit Agreement contained in this Seventh Amendment. Unless otherwise indicated, all article and section references in this Seventh Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Seventh Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended effective as of the Seventh Amendment Effective Date (as defined below) in the manner provided in this Section 2.

2.1 Amendments to Section 1.02.

(a) The definition of “Agreement” is hereby amended and restated in its entirety to read in full as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment as the same may from time to time be further amended, modified, supplemented or restated.

(b) The definition of “Approved Counterparty” is hereby amended and restated in its entirety to read in full as follows:

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose issuer rating or long term senior unsecured debt rating, at the time the Swap Agreement is entered into, is A/A2 by S&P or Moody’s (or their equivalent) or higher (or whose obligations under the applicable Swap Agreement are guaranteed by an Affiliate or other credit support provider of such Person meeting such minimum rating standards at the time the Swap Agreement is entered into).

(c) The following definition is added where alphabetically appropriate:

“Seventh Amendment” means the Seventh Amendment to Credit Agreement dated as of March 31, 2014 among the Parent, the Borrower, the Administrative Agent, and the Lenders party thereto.

2.2 Amendment to Section 8.01(d). Section 8.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(d) Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder, a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Parent and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes set forth on a monthly basis for the remaining term of each Swap Agreement), the net mark-to-market value thereof, any new credit support agreements relating thereto not listed on Schedule 7.20, and confirming no margin required or supplied under any credit support document, and any amendments relating thereto and the counterparty to each such agreement.

2.3 Amendment to Section 8.01(n). Section 8.01(n) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(n) Forecasted and Actual Production Reports and Lease Operating Statements. As soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Parent, a report setting forth: (i) for each calendar month for the most recently ended 12 calendar month period as of the last day of the most recently ended fiscal quarter of the Parent, the volume of production, sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) and the volume of production which was hedged for each such calendar month from the Oil and Gas Properties of the Borrower and its Subsidiaries, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each calendar month; and (ii) (A) the “forecasted production from proved developed producing reserves” (as such term is defined in Section 9.18), (B) the “forecasted production from total proved reserves” (as such term is defined in Section 9.18), and (C) the notional amounts and volumes of each Swap Agreement of the Parent and each Subsidiary, in each case for each of subsections (A), (B) and (C) above, for each calendar month for the 60 month period following the last day of the most recently ended fiscal quarter of the Parent.

2.4 Amendment to Section 9.12. Section 9.12 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.12 Sale of Properties. The Borrower will not, and will not permit any of the Borrower’s Subsidiaries to, sell, assign, farm-out, convey or otherwise transfer any Property (including, without limitation, any forfeiture of any Property except where such forfeiture is being contested in good faith by appropriate proceedings) or sell, assign, monetize, transfer, cancel, terminate, unwind or otherwise dispose of any Swap Agreement in respect of commodities, except for:

(a) the sale of Hydrocarbons in the ordinary course of business;

(b) transfers of interests in undeveloped acreage or undrilled depths in the ordinary course of the joint development of Oil and Gas Properties with others including, without limitation, transfers to other parties pursuant to joint development agreements, participation agreements, farm-out agreements, farm-in agreements, exploration agreements, operating agreements and unit agreements;

(c) the sale or transfer of equipment that is no longer necessary for its business or the business of such Subsidiary or is replaced by equipment of at least comparable value and use;

(d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any of its Subsidiaries (other than the Borrower) owning Oil and Gas Properties and the sale, assignment, monetization, transfer, cancellation, termination, unwinding or other disposal of any Swap Agreement in respect of commodities; provided that with respect to this clause (d),

(i) the consideration received in respect of such sale or other disposition (including, without limitation, asset exchanges under Section 1031 of the Code) or such sale, assignment, monetization, transfer, cancellation, termination, unwinding or other disposal of any Swap Agreement in respect of commodities shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition, or Swap Agreement subject of such sale, assignment, monetization, transfer, cancellation, termination, unwinding or other disposal (as reasonably determined by the board of managers (or comparable governing body) of the Borrower, and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of its Responsible Officer certifying to that effect); and

(ii) if the aggregate fair market value of such sales or other dispositions of Oil and Gas Property (or of a Subsidiary owning Oil and Gas Properties) under this clause (d) and included in the most recently delivered Reserve Report together with the fair market value of such Swap Agreements sold, assigned, monetized, transferred, cancelled, terminated, unwound or otherwise disposed of under this clause (d), in each case during any period between two successive Scheduled Redetermination Dates is in excess of five percent (5%) of the Borrowing Base as then in effect, individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or disposition by an amount equal to the value, if any, attributed to such Property in the Borrowing Base (as determined by the Administrative Agent and approved by the Required Lenders);

(iii) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and

(e) sales and other dispositions of Properties not regulated by Section 9.12(a) through Section 9.12(d) having a fair market value not to exceed $5,000,000 during any 12-month period.

2.5 Amendment to Section 9.18. Section 9.18 of the Credit Agreement is hereby amended and restated in its entirety to full as follows:

Section 9.18 Swap Agreements.

(a) It will not, and will not permit any of its Subsidiaries to, enter into or maintain any Swap Agreement, except Swap Agreements entered into in the ordinary course of business with an Approved Counterparty and not for speculative purposes to:

(i) hedge or mitigate crude oil, natural gas and natural gas liquids price risks to which it or any Subsidiary has actual exposure; provided that any such Swap Agreement (A) does not have a term greater than sixty (60) months from the date such Swap Agreement is entered into, and (B) at all times, when aggregated with all other Swap Agreements then in effect (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) on any date of determination, would not cause the aggregate notional volume per month for each of crude oil, natural gas and natural gas liquids, calculated separately, under all Swap Agreements then in effect to exceed (x) the greater of (1) one hundred percent (100%) of the “forecasted production from proved developed producing reserves” (as defined below) of the Borrower and its Subsidiaries and (2) eighty percent (80%) of the “forecasted production from total proved reserves” (as defined below) of the Borrower and its Subsidiaries, in each case, for any month during the first twelve (12) months of the forthcoming sixty (60) month period (the “Initial Measurement Period”), (y) eighty percent (80%) of the “forecasted production from total proved reserves” of the Borrower and its Subsidiaries for any month during the first twelve (12) months immediately following the Initial Measurement Period (the “Second Measurement Period”), or (z) eighty-five percent (85%) of the “forecasted production from proved developed producing reserves” of the Borrower and its Subsidiaries for any month during the thirty six (36) months immediately following the Second Measurement Period, and

(ii) effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rates or otherwise) with respect to any interest-bearing liability or investment of the Parent and its Subsidiaries; provided that any such Swap Agreement, when aggregated with all other Swap Agreements in effect on any date of determination, would not cause (x) the aggregate notional amounts of which do not exceed 50% of the then outstanding principal amount of the Parent’s and its Subsidiaries’ Debt for borrowed money which bears interest at a fixed rate and (y) the aggregate notional amounts of which do not exceed 75% of the then outstanding principal amount of the Parent’s and its Subsidiaries’ Debt for borrowed money which bears interest at a floating rate.

As used in this Agreement, (x) “forecasted production from total proved reserves” means the forecasted production of crude oil, natural gas and natural gas liquids as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 8.12, after giving effect to (A) any pro forma adjustments for the consummation of any acquisitions or dispositions since the effective date of such Reserve Report and (B) any supplements to such Reserve Report that may be delivered from time to time by the Borrower to the Administrative Agent setting forth updated well projections and other information in form and substance reasonably acceptable to the Administrative Agent reflecting drilling activity and other results of operations since the effective date of such Reserve Report and (y) “forecasted production from proved developed producing reserves” means the forecasted production of crude oil, natural gas and natural gas liquids from proved developed producing reserves as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 8.12, after giving effect to (A) any pro forma adjustments for the consummation of any acquisitions or dispositions since the effective date of such Reserve Report and (B) any supplements to such Reserve Report that may be delivered from time to time by the Borrower to the Administrative Agent setting forth updated well projections and other information in form and substance reasonably acceptable to the Administrative Agent reflecting drilling activity and other results of operations since the effective date of such Reserve Report.

(b) It will not, and will not permit any of its Subsidiaries to, permit the aggregate notional volumes of all Swap Agreements (other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) of the Borrower and its Subsidiaries in respect of each of crude oil, natural gas and natural gas liquids, calculated separately, for any calendar month to exceed 100% of actual production volumes of crude oil, natural gas or natural gas liquids, as applicable, in such calendar month (as reflected in the most recent production report delivered pursuant to Section 8.01(n)).

(c) It will not, and will not permit any of its Subsidiaries to, amend, modify, sell, assign, monetize, transfer, cancel, terminate, unwind or otherwise dispose of any Swap Agreement in respect of commodities without the prior written consent of the Required Lenders except to the extent any such actions are permitted pursuant to Section 9.12(d).

(d) In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any of its Subsidiaries to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

2.6 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement effective as of the Seventh Amendment Effective Date.

Section 3. Redetermination of the Borrowing Base. Subject to the conditions precedent set forth in Section 4 hereof, for the period from and including the Seventh Amendment Effective Date, but until the next Redetermination Date, the amount of the Borrowing Base shall be redetermined at $200,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c), Section 8.16 and Section 9.12(d) of the Credit Agreement. The Lenders and the Borrower agree that the redetermination provided for in this Section 3 shall constitute the Scheduled Redetermination of the Borrowing Base scheduled for on or about March 31, 2014 for purposes of Section 2.07 of the Credit Agreement.

Section 4. Conditions Precedent. The amendments to the Credit Agreement contained in Section 2 hereof and the redetermination of the Borrowing Base contained in Section 3 hereof, shall each be effective on the date (the “Seventh Amendment Effective Date”) that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement:

4.1 Counterparts. Administrative Agent shall have received from each of the Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by Administrative Agent) of this Seventh Amendment signed on behalf of such Persons.

4.2 Upfront Fee. The Borrower shall have paid to Administrative Agent on behalf of each New Lender an upfront fee of twenty-five (0.25%) basis points on each New Lender’s Maximum Credit Amount on the date hereof (after giving effect to the amendments to the Credit Agreement contained in Section 2 hereof).

4.3 Fees and Expenses. The Borrower shall have paid to Administrative Agent any and all fees and expenses payable to Administrative Agent or the Lenders pursuant to or in connection with this Seventh Amendment.

4.4 Organization/Existence/Authority Documents. Administrative Agent shall have received such documents and certificates as Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each Guarantor, the authorization of this Seventh Amendment and the transactions contemplated hereby, and any other legal matters relating to the Borrower, the Guarantors and this Seventh Amendment.

4.5 Execution of New Notes and Return of Existing Notes. The Borrower shall have executed and delivered to Administrative Agent new Notes in exchange for each surrendered Note in the amounts reflecting the reallocated Maximum Credit Amounts for each Lender. Each Lender that has received a Note prior to the Seventh Amendment Effective Date shall return such Note to Administrative Agent for reissuance in order to reflect the reallocated Maximum Credit Amounts; provided that the delivery of such surrendered Notes shall not constitute an additional condition precedent to the effectiveness of this Seventh Amendment.

4.6 Other Documents. Administrative Agent shall have received such other documents as Administrative Agent or counsel to Administrative Agent may reasonably request.

4.7 No Default/No Event of Default/No Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.

Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. New Lenders. Each New Lender hereby joins in, becomes party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if each New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Seventh Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Seventh Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (c) from and after the Seventh Amendment Effective Date, each New Lender shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 6. Lenders’ Applicable Percentage. Effective as of the Seventh Amendment Effective Date, each Lender’s Applicable Percentage and Maximum Credit Amount is as set forth on Annex I attached hereto. After giving effect to this Seventh Amendment and any Loans made on the Seventh Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Seventh Amendment) of all Loans shall advance new Loans which shall be disbursed to Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, including all Letters of Credit outstanding on the date of this Seventh Amendment, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Seventh Amendment), and (c) such other adjustments shall be made as Administrative Agent shall specify so that the outstanding Loans applicable to each Lender equals its Applicable Percentage (after giving effect to this Seventh Amendment) of the aggregate outstanding Revolving Credit Exposure of all Lenders.

Section 7. Miscellaneous.

7.1 Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.

7.2 Ratification and Affirmation; Representations and Warranties. Each of the Borrower and each Guarantor hereby (a) ratifies and affirms its respective obligations under, and acknowledges, renews and extends its respective continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (b) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no Material Adverse Effect has occurred.

7.3 Loan Document. This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

7.4 Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Seventh Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

7.5 NO ORAL AGREEMENT. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO ADMINISTRATIVE AGENT CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.6 GOVERNING LAW. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

7.7 Payment of Expenses. The Borrower agrees to pay or reimburse Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to Administrative Agent.

7.8 Severability. Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9 Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

BORROWER:	PETROQUEST ENERGY, L.L.C.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

PARENT:	PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:	TDC ENERGY LLC

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer
and Treasurer

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.
AND LENDER	individually, as a Lender, as Administrative Agent and as Issuing Bank

	By:	/s/ Ryan L. Aman
Ryan L. Aman
Authorized Officer

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Brett Steele
	Name:	Brett Steele
	Title:	Vice President

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

LENDER:	CAPITAL ONE, N.A.

	By:	/s/ Christopher Kuna
	Name:	Christopher Kuna
	Title:	Vice President

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

LENDER:	IBERIABANK

	By:	/s/ W. Bryan Chapman
	Name:	W. Bryan Chapman
	Title:	Executive Vice President

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

BANK OF AMERICA, N.A.

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Vice President

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

THE BANK OF NOVA SCOTIA

By:	/s/ Justin Perdue
Name:	Justin Perdue
Title:	Director

[SIGNATURE PAGE TO PETROQUEST SEVENTH AMENDMENT]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	23.333333333%	$35,000,000
Wells Fargo Bank, N.A.	20.000000000%	$30,000,000
Capital One, N.A.	20.000000000%	$30,000,000
Iberiabank	20.000000000%	$30,000,000
Bank of America, N.A.	8.333333333%	$12,500,000
The Bank of Nova Scotia	8.333333333%	$12,500,000
TOTAL	100.00%	$150,000,000

ANNEX I